Exhibit 99.1

FOR RELEASE:	February 6, 2015

Mark A. Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP ISSUES CORRECTION TO

FOURTH QUARTER AND YEAR-END 2014 RESULTS

DUNN, NC . . . Select Bancorp, Inc. (NASDAQ: SLCT), the holding company for Select Bank & Trust, today announced a correction to its fourth quarter and year-end 2014 results, originally announced on February 2, 2015. The corrected items are the following:

•	Tangible book value per share at December 31, 2014, reported as $8.30, should be corrected to $7.82.

•	Return on average assets for the three months ended December 31, 2014, reported as 0.06%, should be corrected to 0.69%, which is annualized.

•	Return on average equity for the three months ended December 31, 2014, reported as 0.47%, should be corrected to 5.58%, which is annualized.

•	Net interest margin for the three months ended December 31, 2014, reported as 0.33%, should be corrected to 3.93%, which is annualized.

###

For more information, go to selectbank.com.

The information as of and for the quarter and year ended December 31, 2014, as presented, is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.